                                                              EXHIBIT 10.5

                                    [LOGO]


                           FIRST AMENDMENT TO LEASE

This Amendment is made this 25th day of August, 1989 by and between Sobrato Interests, a California limited partnership having an address at 10600 N. De Anza Blvd., Suite 200, Cupertino, California 95014 ("Landlord") and Synergy Semiconductor, Incorporated, a California corporation having its principal place of business at 3450 Central Expressway, Santa Clara, California ("Tenant").


                                  WITNESSETH

WHEREAS Landlord and Tenant entered into a lease ("Lease") dated July 28, 1989 for the premises ("Premises") located at 3450 Central Expressway, Santa Clara, California; and

WHEREAS effective August 5, 1989, Landlord and Tenant wish to modify the Lease to reflect the revised term commencement and termination dates determined by the surrender of the Premises by Zoran;

NOW, THEREFORE, in order to effect the intent of the parties as set forth above and for good and valuable consideration exchanged between the parties, the Lease is amended effective August 5, 1989 as follows:

     1. The term commencement date is August 5, 1989 and the ending date is August 4, 1996.

     2. All other dates effected by this change will be adjusted accordingly.

     3. Except as hereby amended, the Lease and all of the terms, covenants and conditions thereof are ratified and confirmed.

IN WITNESS WHEREOF, the parties hereto have set their hands to this Amendment as of the day and date first above written.

LANDLORD                                        TENANT
Sobrato Interests                               Synergy Semiconductor, Inc.
a California limited partnership                a California corporation


          /s/ John M. Sobrato                           /s/ Gary Fischer
BY:_______________________________              BY:_____________________________
       John M. Sobrato, Trustee

                                                                CFO
ITS:  General Partner                           ITS:____________________________

                      [SYNERGY SEMICONDUCTOR LETTERHEAD]


                            FIRST LETTER AMENDMENT
                     TO ORIGINAL LEASE DATED JULY 29, 1989

                                MARCH 10, 1992

Effective with the March 1992 rent payment Sobrato Interests agrees to a rent deferral of $4,536 per month (equivalent to $0.10 per foot). This deferral shall apply to each month for the remainder of the lease term.

If Synergy defaults or violates any other term of the lease this deferral will be cancelled and all amounts deferred shall be subject to immediate payment on the written notice and demand by Sobrato Interests.


SYNERGY SEMICONDUCTOR                  SOBRATO INTERESTS


/s/ Gary L. Fischer                    /s/ John M. Sobrato
- --------------------------------       ---------------------------------------
Gary L. Fischer                        John M. Sobrato
Chief Financial Officer                General Partner

                           THIRD AMENDMENT TO LEASE

This third amendment to lease ("Third Amendment") is made this 18th day of January, 1996 by and between Sobrato Interests, a California limited partnership having an address at 10600 N. De Anza Blvd., Suite 200, Cupertino, California 95014 ("Landlord") and Synergy Semiconductor, Inc., a California corporation having its principal place of business at 3450 Central Expressway, Santa Clara, California ("Tenant").

                                  WITNESSETH

WHEREAS Landlord and Tenant entered into a lease dated July 28, 1989, an amendment to the lease dated August 1989 and a second amendment to the lease dated March 10, 1992 (collectively the "Lease") for the premises ("Premises") located at 3450 Central Expressway, Santa Clara, California; and

WHEREAS effective January, Landlord and Tenant wish to modify the Lease to (i) reflect a change in the Lease expiration date, and (ii) specify the base monthly rent for the period from August 1, 1996 through December 31, 1996;

NOW THEREFORE, in order to effect the intent of the parties as set forth above and for good and valuable consideration exchanged between the parties, the Lease is amended effective January 5, 1996 as follows:

1. The expiration date of the Lease is changed from August 4, 1996 to Feb. 28, 1997.

2. Base monthly rent for the period from August 1, 1996 to December 31, 1996 is Forty Five Thousand Three Hundred Sixty and No/100 Dollars ($45,360.00) per month.

3.  Lease paragraph 37 is deleted.

4. All defined terms shall have the same meanings as in the Lease, except as otherwise stated in this Amendment.

5. Except as hereby amended, the Lease and all of the terms, covenants and conditions thereof shall remain unmodified and in full force and effect. In the event of any conflict or inconsistency between the terms and provisions of this Amendment and the terms and provisions of the Lease, the terms and provisions of this Amendment shall prevail.

IN WITNESS WHEREOF, the parties hereto have set their hands to this Amendment as of the day and date first above written.

LANDLORD                                    TENANT
Sobrato Interests,                          Synergy Semiconductor Inc.,
a California limited partnership            a California corporation


By:  /s/ John M. Sobrato                    By: /s/  T. Olin Nichols
   ------------------------------------        --------------------------------
Its: General Partner                        Its: CFO

1. PARTIES: THIS LEASE, is entered into on this 28th day of July, 1989, between SOBRATO INTERESTS, a California Limited Partnership, and SYNERGY SEMICONDUCTOR, INC., a California Corporation, hereinafter called respectively Landlord and Tenant.

2. PREMISES: Landlord hereby leases to Tenant, and Tenant hires from Landlord those certain Premises with the appurtenances, situated in the City of Santa Clara, County of Santa Clara, State of California, and more particularly described as follows, to-wit:

   That certain real property commonly known and designated as 3450 Central Expressway consisting of 45,360 square feet as outlined in red on Exhibit "A"

3. USE: Tenant shall use the Premises only for the following purposes and shall not change the use of the Premises without the prior written consent of Landlord, which consent shall not to be unreasonably withheld or delayed:
Office, research, development, testing, semiconductor manufacturing, ancillary warehouse, and related legal uses.

4. TERM AND RENTAL: The term shall be for eighty four (84) months, commencing one day following the surrender of the Premises by Zoran, and ending on the thirty first day of July, 1996, at the total rent or sum of Four Million Seven Hundred Fifty One Thousand Nine Hundred Thirteen and 60/100 Dollars ($4,751,913.60), payable, without deduction or offset, in monthly installments of:

8/1/89-7/31/90        $40,824.00 per month        $  489,888.00
8/1/90-7/31/91        $52,164.00 per month        $  625,968.00
8/1/91-7/31/92        $54,885.60 per month        $  658,627.20
8/1/92-7/31/93        $57,607.20 per month        $  691,286.40
8/1/93-7/31/94        $60,328.80 per month        $  723,945.60
8/1/94-7/31/95        $63,504.00 per month        $  762,048.00
8/1/95-7/31/96        $66,679.20 per month        $  800,150.40
                                                  -------------
                                                  $4,751,913.60

due on or before the first day of each calendar month during the term hereof. Said rental shall be paid in lawful money of the United States of America, without offset or deduction, and shall be paid to Landlord at such place or places as may be designated from time to time by Landlord. Rent for any period less than a calendar month shall be a pro rata portion of the monthly installment.

5. SECURITY DEPOSIT: Concurrently with Tenant's execution of this Lease, Tenant has deposited with Landlord the sum of Forty Thousand Eight Hundred Twenty Four and No/100 Dollars ($40,824.00) as a security deposit. If Tenant defaults with respect to any provisions of this lease, including but not limited to the provisions relating to payment of rent or other charges, Landlord may, to the extent reasonably necessary to remedy Tenant's default, use all or any part of said deposit for the payment of rent or other charges in default or the payment of any other payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of said deposit is so used or applied, Tenant shall, within ten (10) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore said deposit to the full amount hereinabove stated and shall pay to Landlord such other sums as shall be necessary to reimburse Landlord for any sums paid by Landlord. Said deposit shall be returned to Tenant within thirty (30) days after the expiration of the term hereof less any amount deducted in accordance with this paragraph, together with Landlord's written notice itemizing the amounts and purposes for such retention. In the event of termination of Landlord's interest in this Lease, Landlord shall transfer said deposit to Landlord's successor in interest.

6. LATE CHARGES: Tenant hereby acknowledges that late payment by Tenant to Landlord of rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, administrative, processing, accounting charges, and late charges, which may be imposed on Landlord by the terms of any contract, revolving credit, mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within ten (10) days after such amount shall be due, Tenant shall pay to Landlord a late charge equal to five (5%) percent of such overdue amount which shall be due and payable with the payment then delinquent. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of rent, then rent shall automatically become due and payable quarterly in advance, rather than monthly, notwithstanding any provision of this Lease to the contrary.

IT IS FURTHER MUTUALLY AGREED BETWEEN THE PARTIES AS FOLLOWS:

7. POSSESSION: If Landlord, for any reason whatsoever, cannot deliver possession of the said Premises to Tenant at the commencement of the said term, as hereinbefore specified, this Lease shall not be void or voidable, nor shall Landlord be reliable to Tenant for any loss or damage resulting therefrom; but in the event the commencement and termination dates of the Lease and all other dates affected thereby shall be revised to conform to the date of Landlord's delivery of possession provided, however, that if Landlord is unable to deliver the Premises to Tenant by November 1, 1989, Tenant shall have the option to terminate this Lease by giving written notice of its election to terminate to Landlord by November 10, 1989. In the event Tenant elects to terminate as provided herein, the lease and sublease terminated in that certain agreement dated 7/28/89 between Landlord, Tenant and Zoran shall be reinstated. Landlord agrees to provide Tenant the sum of Fifty Thousand and No/100 Dollars towards the cost of repainting, recarpeting or any other refurbishing desired by Tenant of the Premises. Landlord additionally agrees to complete, at its sole cost and expense, any Seismic or Title 24 improvements required to met mandatory building codes not related to Tenant's specific use of the Premises.

8. ACCEPTANCE OF PREMISES AND COVENANTS TO SURRENDER: Landlord shall pay for a structural engineer to inspect the Building, which such inspection shall be completed within three (3) months of execution of this Lease. In the event the structural engineer uncovers any structural problems with the Building, Landlord shall pay to correct the same, including, but not limited to, sealing and painting the roof skirt if necessary. By entry hereunder, Tenant accepts the Premises as being in good and sanitary order, condition and repair and accepts the Building and the other improvements in their present condition subject to latent defects, defects covered by insurance and any repairs necessitated by the structural inspection to be performed by Landlord. The Tenant agrees on the last day of the term hereof, or on the sooner termination of this Lease, to surrender the Premises to Landlord in good condition and repair, reasonable wear and tear excepted. "Good condition" shall mean that the interior walls of all office and warehouse areas, the floors of all office and warehouse areas, all suspended ceilings and any carpeting will be cleaned to the same condition as existed at the commencement of the Lease, normal wear and tear excepted. Landlord shall notify Tenant contemporaneously with Landlord's consent if Landlord's consent is required prior to installation of said alteration or prior to installation if Landlord's consent is not required as to whether or not Landlord will require Tenant to remove said alterations at the termination of the Lease. On or before the end of the term or sooner termination of this Lease, Tenant shall remove all its personal property and trade fixtures from the Premises, and all property not so removed shall be deemed to be abandoned by Tenant. If the Premises are not surrendered at the end of the term or sooner termination of this Lease, Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in so surrendering the Premises including, without limitation, any claims made by any succeeding tenant founded on such delay.

9. USES PROHIBITED: Tenant shall not commit, or suffer to be committed, any waste upon the said Premises, or any nuisance, or other act or thing which may unreasonably disturb the quiet enjoyment of any other tenant in or around the Buildings in which the Premises may be located or allow any sale by auction upon the Premises, or allow the Premises to be used for any unlawful or objectionable purpose, or place any loads upon the floor, walls, or ceiling which endanger the structure, or use any machinery or apparatus which will in any manner vibrate or shake the Premises or the Building of which it is a part, or place any harmful liquids, waste materials, or hazardous materials in the drainage system of, or upon or in the soils surrounding the Building. No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature or any waste materials, refuse, scrap or debris shall be stored upon or permitted to remain on any portion of the Premises outside of the Building proper or the enclosed pad area without Landlord's prior approval, which may be withheld in its sole discretion.

10. ALTERATIONS AND ADDITIONS: Tenant shall not make, or suffer to be made, any alteration or addition to the said Premises, or any part thereof, without the written reasonable consent of Landlord first had and obtained based upon Tenant's delivering to Landlord the proposed architectural and structural plans for all such alterations which such consent shall be given to Tenant within five
(5) business days after Tenant delivers said plans to Landlord; any addition or alteration to the said Premises, except movable furniture and trade fixtures, shall, subject to Paragraph 8 herein, become at once a part of the realty and belong to Landlord. Tenant shall have the right to make non-structural alterations not to exceed Ten Thousand Dollars ($10,000) per occurrence, without the prior written consent of Landlord. Alterations and additions which are not to be deemed as trade fixtures shall include heating, lighting, electrical systems, air conditioning, partitioning, carpeting, or any other installation which has become an integral part of the Premises. After having obtained Landlord's consent, Tenant agrees that it will not proceed to make such alterations or additions until three (3) days from the receipt of such consent, in order that Landlord may post appropriate notices to avoid any liability to contractors or material suppliers for payment for Tenant's improvements. Tenant will at all times permit such notices to be posted and to remain posted until the completion of work. Tenant acknowledges Landlord's right to and hereby consents to construction of additional building(s) on the land where the Premises are located or on adjacent land owned by Landlord.

11. MAINTENANCE OF PREMISES: Tenant shall, at its sole cost, keep and maintain, repair and replace, said Premises and appurtenances and every part hereof, including but not limited to, glazing, sidewalks, parking areas, plumbing, electrical and HVAC systems, and all the Tenant Interior Improvements in good and sanitary order, condition, and repair. Tenant shall provide Landlord with a copy of a service contract between Tenant and a licensed air-conditioning and heating contractor which contract shall provide for bi-monthly maintenance of all air conditioning and heating equipment at the Premises, or the name of a qualified mechanic who is an employee of Tenant. Tenant shall pay the cost of all air-conditioning and heating equipment repairs or replacements which are either excluded from such service contract or any existing equipment warranties. Tenant shall be responsible for the preventive maintenance of the membrane of the roof, which responsibility shall be deemed properly discharged if (i) Tenant contracts with a licensed roof contractor who is reasonably satisfactory to both Tenant and Landlord, at Tenant's sole cost, to inspect the roof membrane at least every six months, with the first inspection due the sixth (6th) month after the Commencement Date, and (ii) Tenant performs, at Tenant's sole cost, all preventive maintenance recommendations made by such contractor within a reasonable time after such recommendations are made. Such preventive maintenance might include acts such as clearing storm gutters and drains, removing debris from the roof membrane, trimming trees overhanging the roof membrane, applying coating materials to seal roof penetrations, repairing blisters, and other routine measures. Tenant shall provide to Landlord a copy of such preventive maintenance contract and paid invoices for the recommended work. All vinyl wall surfaces and floor tile are to be maintained in an as good a condition as when Tenant took possession free of holes, gouges, or defacements, except for ordinary wear and tear. Landlord shall have the obligation at Landlord's sole cost and expense to maintain the structural portions of the Building including, but not limited to, the bearing walls, roof and foundation.

     11.(a) Landlord's and Tenant's Obligations Regarding Site Common Area
     Costs: Tenant agrees to reimburse Landlord for the expenses resulting from Landlord's payment of Site Common Area Costs as defined below incurred by Landlord because the cost is not directly allocable to or payable by a single tenant in the Project. Tenant agrees to pay Tenant's Allocable Share as defined below of the Site Common Area Costs, as additional rental, within thirty (30) days of written invoice from Landlord.

     For purposes of calculating Tenant's Allocable Share of Site Common Area Costs, the term "Site Common Area Costs" shall mean all reasonable and necessary costs and expenses related to the Central Technology Park development ("Project") which are incurred in connection with ownership and operation of the Project in which the Premises are located, not directly allocable to or payable by a single tenant in the Project, including but not limited to, the following:

     (a) Common area utilities for the Project site, including water and power; and

     (b) All common area maintenance and service agreements for the Project site including, without limitation, common area landscape maintenance services, alarm and security services, maintenance of the sidewalks, waterscape, parking areas, driveways, and service areas;

     For purposes of prorating Site Common Area Costs which Tenant shall pay, Tenant's Allocable Share of Site Common Area Costs shall be computed on a shared service by service basis, by multiplying the total Site Common Area Costs for services shared by the Building and one or more buildings in the Project by a fraction, the numerator of which is the rentable square footage of the Premises and the denominator of which is the total rentable square footage of the Buildings in the Project which shares the services.

     It is understood and agreed that Tenant's obligation to share in Site Common Area Costs shall be adjusted to reflect the commencement and termination dates of the Lease Term and are subject to recalculation in the event of expansion of the Building or Project.

12. HAZARD INSURANCE: Tenant shall not use, or permit said Premises, or any part thereof, to be used, for any purpose other than that for which the said Premises are hereby leased; and no use shall be made or permitted to be made of the said Premises, nor acts done, which will cause an increase in premiums (unless Tenant agrees to pay for such increase) or a cancellation of any insurance policy covering said Building, or any part thereof, nor shall Tenant sell or permit to be kept, used or sold, in or about said Premises, any article which may be prohibited by the standard form of fire insurance policies. Tenant shall, at its sole cost and expense, comply with any and all requirements, pertaining to said Premises, of any insurance organization or company, necessary for the maintenance of reasonable fire and public liability insurance, covering said Building and appurtenances. The Landlord agrees to purchase and keep in force fire, earthquake (provided (i) the charge to the Tenant for the earthquake coverage is no greater than the charge to the Tenant for the extended coverage insurance without the earthquake coverage, and (ii) the earthquake coverage is required by the lender on the Premises), and extended coverage insurance covering the Premises in an amount equal to the full replacement value of said Premises as determined by Landlord's insurance company's appraisers. The Tenant agrees to pay to the Landlord as additional rent, on demand, the full cost of said insurance as evidenced by insurance billings to the Landlord. Payment shall be due to Landlord within thirty (30) days after written invoice to Tenant.

In addition, Tenant agrees to insure its personal property, additions, alterations, and improvements for their full replacement value (without depreciation) and to obtain worker's compensation and public liability and property damage insurance for occurrences within the Premises of $5,000,000.00 combined single limited for bodily injury and property damage. Tenant shall name Landlord as an additional insured, shall deliver a copy of the policies and renewal certificates to Landlord. All such policies shall provide for thirty
(30) days' prior written notice to Landlord of any cancellation or termination. Notwithstanding the above, Landlord retains the right to have Tenant provide other forms of insurance which may be reasonably required to cover future risks.

It is understood and agreed that Tenant's obligation under this paragraph will be prorated to reflect the commencement and termination dates of this Lease. Landlord and Tenant hereby waive any rights each may have against the other on account of any loss or damage occasioned to the Landlord or the Tenant as the case may be, or to the Premises or its contents, and which may arise from any risk covered by their respective insurance policies, as set forth above. The parties shall obtain from their respective insurance companies a waiver of any right of subrogation which said insurance company may have against the Landlord or the Tenant, as the case may be.

13. TAXES: Tenant shall be liable for all taxes levied against personal property and trade or business fixtures, and agrees to pay, as additional rental, all real estate taxes and special assessment installments levied on the Premises, upon the occupancy of the Premises and including any substitute or additional charges which may be imposed during, or applicable to the Lease term including real estate tax increases due to a sale or other transfer of the Premises, as they appear on the City and County tax bills during the Lease term, and as they become due. It is understood and agreed that Tenant's obligation under this paragraph will be prorated to reflect the commencement and termination dates of this Lease. In any time during the term of this Lease a tax, excise on rents, business license tax, or any other tax, however described, is levied or assessed against Landlord, as a substitute or addition in whole or in part for taxes assessed or imposed on land or Buildings, Tenant shall pay and discharge his prorata share of such tax or excise on rents or other tax before it becomes delinquent, except that this provision is not intended to cover net income taxes, inheritance, gift or estate tax imposed upon the Landlord. In the event that a tax is placed, levied, or assessed against Landlord and the taxing authority takes the position that the Tenant cannot pay and discharge his prorata share of such tax on behalf of the Landlord, then at the sole election of the Landlord, the Landlord may increase the rental charged hereunder by the exact amount of such tax. Notwithstanding the above, Tenant shall not be liable for any increase in taxes resulting from a sale or other transfer of the Premises during the first two years of the Lease term.

14. UTILITIES: Tenant shall pay directly to the providing utility all water, gas, heat, light, power, telephone and other utilities supplied to the Premises. Landlord shall not be liable for a loss of or injury to property, however occurring, through or in connection with or incidental to furnishing or failure to furnish any of utilities to the Premises and Tenant shall not be entitled to abatement or reduction of any portion of the rent so long as any failure to provide and furnish the utilities to the Premises due to any cause beyond the Landlord's reasonable control.

15. ABANDONMENT: Tenant shall not abandon the Premises at any time during the term; and if Tenant shall abandon or surrender said Premises, or be dispossessed by process of law, or otherwise, any personal property belonging to Tenant and left on the Premises shall be deemed to be abandoned, at the option of Landlord, except such property as may be mortgaged to Landlord. Notwithstanding the above, if the Tenant continues to pay rent and perform the other obligations of this Lease it shall not be deemed to have abandoned the Premises for the purposes of this Lease.

16. FREE FROM LIENS: Tenant shall keep the Premises and the property on which the Premises are situated, free from any liens arising out of any work performed, materials furnished, or obligations incurred by Tenant. Nothing herein shall prohibit Tenant from contesting any liens which Tenant believes in good faith to be erroneous, provided that Tenant first obtains a commercially reasonable bond as to the lien(s) so contested.

17. COMPLIANCE WITH GOVERNMENTAL REGULATIONS: Tenant shall, at its sole cost and expense, comply with all of the requirements of all Municipal, State and Federal authorities now in force, or which may hereafter be in force, pertaining to the said Premises, and shall faithfully observe in the use of the Premises all Municipal ordinances and State and Federal statutes now in force or which may hereafter be in force. The judgement of any court of competent jurisdiction, or the admission of Tenant in any action or proceeding against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any such ordinance or statute in the use of the Premises, shall be conclusive of that fact as between Landlord and Tenant.

18. TOXIC WASTE AND ENVIRONMENTAL DAMAGE: Without the prior written consent of Landlord, Tenant shall not bring, allow, use or permit upon the Premises, or generate or create at or emit or dispose from the Premises any chemicals, toxic or hazardous gaseous, liquid or solid materials or waste, including without limitation, material or substance having characteristics of ignitability, corrosivity, reactivity, or extraction procedure toxicity or substances or materials which are listed on any of the Environmental Protection Agency's lists of hazardous wastes or which are identified in Sections 66680 through 66685 of Title 22 of the California Administrative Code as the same may be amended from time to time. Notwithstanding the generality of the foregoing, Landlord is familiar with Tenant's manufacturing process presently conducted in Santa Clara County and consents to similar and relative activities in the Premises as permitted by, and in compliance with, applicable law. Tenant shall comply, at its sole cost, with all laws pertaining to, and shall indemnify and hold Landlord harmless from any claims, liabilities, costs or expenses incurred or suffered by Landlord arising from such bringing, allowing, using, permitting, generating, creating, or emitting or disposing of any such materials. Tenant's indemnification and hold harmless obligations include, without limitation,
(i) claims, liability, costs or expenses resulting from or based upon administrative, judicial (civil or criminal) or other action, legal or equitable, brought by any private or public person under common law or under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERLA"), the Resource Conservation and Recovery Act of 1980 ("RCRA") or any other Federal, State, County or Municipal law, ordinance or regulation, (ii) claims, liabilities, costs or expenses pertaining to the cleanup or containment of wastes, the identification of the pollutants in the waste, the identification of scope of any environmental contamination, the removal of pollutants from soils, riverbeds or aquifers, the provision of an alternative public drinking water source, or the long term monitoring of ground water and surface waters, and (iii) all costs of defending such claims. In order to obtain consent, Tenant shall deliver to Landlord its written proposal describing the toxic material to be brought onto the Premises, measures to be taken for storage and disposal thereof, safety measures to be employed to prevent pollution of the air, ground, surface and ground water. Landlord's approval may be withheld in its reasonable judgement. Tenant further agrees to properly close the facility with regard to hazardous materials and obtain a Closure Certificate from the local administering agency.

19. INDEMNITY: As a material part of the consideration to be rendered to Landlord, Tenant hereby waives all claims against Landlord for damages to goods, wares and merchandise, and all other personal property in, upon or about said Premises and for injuries to persons in or about said Premises, from any cause arising at any time except the negligence or willful misconduct of Landlord, and Tenant will hold Landlord exempt and harmless from any damage or injury to any person, or to the goods, wares and merchandise and all other personal property of any person, arising from the use of the Premises by Tenant, or from the failure of Tenant to keep the Premises in good condition and repair, as herein provided. Further, in the event Landlord is made party to any litigation due to the acts or omission of Tenant, Tenant will indemnify and hold Landlord harmless from any such claim or liability including Landlord's costs and expenses and reasonable attorney's fees incurred in defending such claims.

20. ADVERTISEMENTS AND SIGNS: Tenant will not place or permit to be placed, in, upon or about the said Premises any signs not approved by the city or other governing authority. The Tenant will not place, or permit to be placed, upon the Premises, any signs, advertisements or notices without the written consent of the Landlord as to type, size, design, lettering, coloring and location, and such consent will not be unreasonably withheld. Any sign so placed on the Premises shall be so placed upon the understanding and agreement that Tenant will remove same at the termination of the tenancy herein created and repair any damage or injury to the Premises caused thereby, and if not so removed by Tenant then Landlord may have same so removed at Tenant's expense.

21. ATTORNEY'S FEES: In case suit should be brought for the possession of the Premises, for the recovery of any sum due hereunder, or because of the breach of any other covenant herein, the losing party shall pay to the prevailing party a reasonable attorney's fees as part of its costs which shall be deemed to have accrued on the commencement of such action and shall be enforceable whether or not such action is prosecuted to judgement.

22. TENANT'S DEFAULT: The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant: a) Any failure by Tenant to pay the rental or to make any other payment required to be made by Tenant hereunder, where such failure continues for ten (10) days after written notice thereof by Landlord to Tenant; b) The abandonment of the Premises by Tenant; c) A failure by Tenant to observe and perform any other provision of this Lease to be observed or performed by Tenant, where such failure continues for thirty (30) days after written notice thereof by Landlord to Tenant; provided, however, that if the nature of such default is such that the same cannot reasonably be cured within such thirty (30) day period Tenant shall not be deemed to be in default if Tenant shall within such period commence such cure and thereafter diligently prosecute the same to completion; d) The making by Tenant of any general assignment for the benefit of creditors' the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or of a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed after the filing); the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within thirty (30) days. The notice requirements set forth herein are in lieu of and not in addition to the notices required by California Code of Civil Procedure Section 1161.

     22.(a) Remedies: In the event of any such default by Tenant, then in addition to any other remedies available to Landlord at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving written notice of such intention to terminate. In the event that Landlord shall elect to so terminate this Lease then Landlord may recover from Tenant: a) the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus b) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus c) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus d) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform his obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, and e) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable California law. The term "rent", as used herein, shall be deemed to be and to mean the minimum monthly installments of rent and all other sums required to be paid by Tenant pursuant to the terms of this Lease, all other such sums being deemed to be additional rent due hereunder. As used in (a) and (b) above, the "worth at the time of award" is computed by allowing interest at the rate of the discount rate of the Federal Reserve Bank of San Francisco plus five (5%) percent per annum. As used in (c) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one (1%) percent.

     22.(b) Right to Re-enter: In the event of any such default by Tenant, Landlord shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant.

     22.(c) Abandonment: In the event of the abandonment of the Premises by Tenant or in the event that Landlord shall elect to re-enter as provided in paragraph 22.(b) above or shall take possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law, then if Landlord does not elect to terminate this Lease as provided in paragraph 22.(a) above, then the provisions of California Civil Code Section 1951.4, as amended from time to time, shall apply and Landlord may from time to time, without terminating this Lease, either recover all rental as it becomes due or relet the Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable with the right to make alterations and repairs to the Premises. In the event that Landlord shall elect to so relet, then rentals received by Landlord from such reletting shall be applied: first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any cost of such reletting; third, to the payment of the cost of any alterations and repairs to the Premises; fourth, to the payment of rent due and unpaid hereunder, and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. Should that portion of such rentals received from such reletting during any month, which is applied by the payment of rent hereunder, be less than the rent payable during that month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord immediately upon demand therefor by Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as ascertained, any costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

     22.(d) No Termination: No re-entry or taking possession of the Premises by Landlord pursuant to 22.(b) or 22.(c) of this Article 22 shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord because of any default by Tenant, Landlord may at any time after such reletting elect to terminate this Lease for any such default.

23. SURRENDER OF LEASE: The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not automatically effect a merger of the Lease with Landlord's ownership of the Premises. Instead, at the option of Landlord, Tenant's surrender may terminate all or any existing sublease or subtenancies, or may operate as an assignment to Landlord of any or all such subleases or subtenancies, thereby creating a direct relationship between Landlord and any subtenants.

24. HABITUAL DEFAULT: Notwithstanding anything to the contrary contained in paragraph 22, 22(a) (b) (c) and (d), the parties agree that if the Tenant shall have defaulted in the performance of any (but not necessarily the same) material term or condition of this Lease for three or more times during any twelve month period during the term hereof, then such conduct shall, at the election of the Landlord, represent a separate event of default which cannot be cured by the Tenant. Tenant acknowledges that the purpose of this provision is to prevent repetitive defaults by the Tenant under the Lease, which work a hardship upon the Landlord, and deprive the Landlord of the timely performance by the Tenant hereunder.

25. LANDLORD'S DEFAULT: In the event of Landlord's failure to perform any of its covenants or agreements under this Lease, Tenant shall give Landlord written notice of such failure and shall give Landlord the reasonable opportunity to cure such failure prior to any claim for breach or for damages resulting from such failure. In the event that Landlord fails to perform any of its obligations pursuant to this Paragraph 25, Tenant shall have the right to proceed to take the required action and to receive prompt reimbursement from Landlord of Tenant's costs and expenses in taking such action.

26. NOTICES: All notices given to Tenant may be given in writing personally or by depositing the same in the United States mail, postage prepaid, and addressed to Tenant at the said Premises, whether or not Tenant has departed from, abandoned or vacated the Premises. All notices shall be deemed received three
(3) days after posting. Either party may change its address by giving written notice of the same in accordance with this paragraph.

27. ENTRY BY LANDLORD: Tenant shall permit Landlord and his agents to enter into and upon said Premises at all reasonable times upon prior notice to Tenant and subject to any security regulations of Tenant for the purpose of inspecting the same or for the purpose of maintaining the Premises or for the purpose of making repairs, alterations or additions to any other portion of said Premises or for the purpose of erecting additional building(s) and improvements on the land where the Premises are situated, or on adjacent land owned by Landlord, including the erection and maintenance of such scaffolding, canopies, fences and props as may be required without any rebate of rent or without any liability to Tenant for any loss of occupation or quiet enjoyment of the Premises thereby occasioned; and Tenant shall permit Landlord and his agents, at any time within ninety (90) days prior to the expiration of this Lease, to place upon said Premises any "For Sale" or "to lease" signs and exhibit the Premises to prospective tenants at reasonable hours.

28. DESTRUCTION OF PREMISES: In the event of a partial destruction of the Premises by an insured casualty during the term from any cause, Landlord shall forthwith repair the same, provided such repairs can be made within one hundred eighty (180) days, including receipt of all necessary governmental approvals, under the laws and regulations of State, Federal, County or Municipal authorities, but such partial destruction shall in no way annul or void this Lease, except that Tenant shall be entitled to a proportionate reduction of rent while such repairs are being made, such proportionate reduction to be based upon the extent to which the making of such repairs shall interfere with the business carried on by Tenant in the Premises, in the reasonable judgement of Landlord and Tenant. If such repairs cannot be made in one hundred eighty (180) days, Landlord or Tenant may, at their option, terminate this Lease. For purposes of this paragraph "partial destruction" shall mean destruction to the extent of one-third (1/3) of the Replacement Cost of the Premises, including the Replacement Cost of Tenant's Interior Improvements paid for by Landlord, or less. In the event the Premises are more than partially destroyed, Landlord may elect to terminate this Lease or may proceed with repairs, this Lease continuing in full force and the rent to be proportionately reduced as aforesaid. In respect to any partial destruction which Landlord is obligated to repair or may elect to repair under the terms of this paragraph, the provision of Section 1932, Subdivision 2, and of Section 1933, Subdivision 4, of the Civil Code of the State of California are waived by Tenant. In all events a total or partial destruction of the Premises by an uninsured casualty shall terminate this Lease at the option of Landlord. In all events Landlord shall not be required to restore additions, alterations or improvements made by Tenant or replace Tenant's fixtures of personal property.

29. ASSIGNMENT OR SUBLEASE: In the event Tenant desires to assign this Lease or any interest therein including, without limitation, a pledge, mortgage or other hypothecation, or sublet the Premises or any part thereof, Tenant shall deliver to Landlord executed counterparts of any such agreement and of all ancillary agreements with the proposed assignee or subtenant, financial statements, and any additional information as reasonably required to determine whether it will consent to the proposed assignment or sublease. Landlord shall then have a period of five (5) business days following receipt of such notice within which to notify Tenant in writing that Landlord elects (i) to terminate this Lease in the event Tenant elects to sublease the entire Premises as of the date so specified by Tenant in which event Tenant will be relieved of all further obligations hereunder as to such space, (ii) to permit Tenant to assign or sublet such space to the named assignee/subtenant on the terms and conditions set forth in the notice, or (iii) to refuse consent. If Landlord should fail to notify Tenant in writing of such election within said 5-day period, Landlord shall be deemed to have elected option (ii) above. Any rent or other economic consideration realized by Tenant under any such sublease and assignment in excess of the Base Rental and Additional Rental payable hereunder (including an allocation of the purchase price attributable to Tenant's leasehold interest in the event of a sale of the Tenant's business), after the net unamortized cost of the Tenant Extra Improvements for which Tenant has itself paid, and reasonable subletting and assignment costs, shall be divided and paid sixty-seven percent (67%) to Landlord and thirty-three percent (33%) to Tenant. Tenant's obligation to pay over Landlord's portion of the consideration shall constitute an obligation for additional rent hereunder. No assignment or subletting by Tenant shall relieve Tenant of any obligation under this Lease. Any assignment or subletting which conflicts with the provisions hereof shall be void. Notwithstanding the foregoing, Landlord agrees to allow Tenant to sublease up to fifteen thousand (15,000) square feet without the ability of Landlord to participate in the excess rent.

If Landlord exercises its option to terminate this Lease in part in the event Tenant desires to sublet or assign part of the Premises, then (a) this Lease shall end and expire, with respect to such part of the Premises, on the date upon which the proposed sublease was to commence, and (b) from and after such date, the rent and Tenant's allocable share of all other costs and charges shall be adjusted, based upon the proportion that the rentable area of the Premises remaining bears to the total rentable area of the Premises.

If Landlord does not exercise its option to terminate this Lease, Landlord's consent (which must be in writing and in form reasonably satisfactory to Landlord) to the proposed assignment or sublease shall not be unreasonably withheld or delayed, provided and upon condition that:

     (a) In Landlord's reasonable judgment, the proposed assignee or subtenant is engaged in such a business, and the Premises, or the relevant part thereof, will be used in such a manner, that is limited to the use expressly permitted under this Lease;

     (b) The proposed assignee or subtenant is a reputable company with sufficient financial worth and management ability similar to that of the Tenant at the commencement of the Lease to undertake the responsibility involved, and Landlord has been furnished with reasonable proof thereof;

     (c) The proposed sublease shall be in form reasonably satisfactory to Landlord;

     (d) Tenant shall reimburse Landlord on demand for any reasonable costs that may be incurred by Landlord in connection with said assignment or sublease, including the costs of making investigations as to the acceptability of the proposed assignee or subtenant and legal costs incurred in connection with the granting of any requested consent; and

     (e) Tenant shall not have advertised or publicized in any way the availability of the Premises without prior notice to, and approval by, Landlord, nor shall any advertisement state the name or the address of the Building or the proposed rental.


Any sublease or assignment executed with the consent of Landlord shall be subject to all of the covenants, agreements, terms, provisions and conditions contained in this Lease. Notwithstanding any such sublease or assignment and the acceptance of rent or additional rent by Landlord from any subtenant or assignee, Tenant shall and will remain fully liable for the payment of the rent and additional rent due, and to become due hereunder, for the performance of all of the covenants, agreements, terms, provisions and conditions contained in this Lease on the part of Tenant to be performed and for all acts and omissions of any licensee, subtenant, assignee or any other person claiming under or through any subtenant that shall be in violation of any of the obligations of this Lease, and any such violation shall be deemed to be a violation by Tenant. Tenant shall further indemnify, defend and hold Landlord harmless from and against any and all losses, liabilities, damages, costs and expenses (including reasonable attorney fees) resulting from any claims that may be made against Landlord by the proposed assignee or subtenant or by any real estate brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease. In the event of Tenant's default, Tenant hereby assigns all rents due from any assignment or subletting to Landlord as security for performance of its obligations under this Lease and Landlord may collect such rents as Tenant's Attorney-in-Fact, except that Tenant may collect such rents unless a default occurs as described in paragraph 22 above.

Any assignment or transfer shall be made only if and shall not be effective unless the assignee shall execute, acknowledge and deliver to Landlord an agreement, in form and substance satisfactory to Landlord, whereby the assignee shall assume all of the obligations of this Lease on the part of Tenant to be performed or observed.

If Tenant is a corporation or partnership, all the above provisions shall apply to a transfer (by one or more transfers) of a majority of the stock of the corporation or the majority of ownership or control of the partnership, as if such transfer were an assignment of this Lease; but said provisions shall not apply to transactions with a corporation or partnership that controls, is controlled by, or is under common control with Tenant, provided that, in any of such events: (i) the successor to Tenant has a net worth, computed in accordance with generally accepted accounting principles, at least equal to the greater of
(x) the net worth of Tenant immediately prior to such transfer or (y) the net worth of Tenant herein named on the date of this Lease; and (ii) proof satisfactory to Landlord of such net worth shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such transaction.

The termination of this Lease due to Tenant's default shall not automatically terminate any assignment or sublease then in existence. At the election of Landlord, the assignee or subtenant shall attorn to Landlord and Landlord shall undertake the obligations of the Tenant under the sublease or assignment; provided the Landlord shall not be liable for prepaid rent, security deposits or other defaults of the Tenant to the subtenant or assignee.

30. CONDEMNATION: If any part of the Premises shall be taken for any public or quasi-public use, under any statute or by right of eminent domain or private purchase in lieu thereof, and the remaining part is reasonably suitable for Tenant's continued occupancy for the purpose and uses permitted by this Lease as reasonable determined by Tenant, this Lease shall as to the part so taken, terminate as of the date title shall vest in the condemnor or purchaser, and the rent payable hereunder shall be adjusted so that the Tenant shall be required to pay for the remainder of the term only such portion of such rent as the value of the part remaining after such taking bears to the value of the entire Premises prior to such taking; but in such event Landlord shall have the option to terminate this Lease as of the date when title to the part so taken vests in the condemnor or purchaser. If all of the Premises, or such part thereof be taken so that there does not remain a portion susceptible for occupation hereunder, this Lease shall thereupon terminate. If a part or all of the Premises be taken, all compensation awarded upon such taking shall go to the Landlord and the Tenant shall have no claim thereto but Landlord shall cooperate with Tenant to recover compensation for damage to or taking of any alterations, additions or improvements made by Tenant, for the interruption of Tenant's business or for its moving costs. Tenant hereby waives the provisions of California Code of Civil Procedures Section 1265.130.

31. EFFECTS OF CONVEYANCE: The term "Landlord" as used in this Lease, means only the owner for the time being of the land and Building, containing the Premises, so that, in the event of any sale of said land or Building, or in the event of a master Lease of the Building, the Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of the Landlord hereunder, provided that the purchaser or master tenant of the Building has assumed and agreed to carry out any and all covenants and obligations of the Landlord hereunder in writing. Landlord shall transfer and deliver Tenant's security deposit, to the purchaser at any such sale or the master tenant of the Building, and thereupon the Landlord shall be discharged from any further liability in reference thereto.

32. SUBORDINATION: In the event Landlord notifies Tenant in writing, this Lease shall be subordinate to any ground Lease, deed of trust, or other hypothecation for security now or hereafter placed upon the real property of which the Premises are a part and to any and all advances made on the security thereof and to renewals, modifications, replacements and extensions thereof. Tenant agrees to promptly execute any documents which may be required to effectuate such subordination. Notwithstanding such subordination, Tenant's right to quiet possession of the Premises shall not be disturbed if Tenant is not in default and so long as Tenant shall pay the rent and observe and perform all of the provisions of this Lease. At the request of any lender, Tenant agrees to execute and deliver any reasonable modifications of this Lease which do not materially adversely affect the leasehold or Tenant's rights hereunder.

33. WAIVER: The waiver by Landlord of any breach of any term, covenant or condition, herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

34. HOLDING OVER: Any holding over after the termination or expiration of the said term, shall be construed to be a hold over tenancy and Tenant shall pay rent to Landlord at a rate equal to one and one half (1 1/2) times the monthly rental installment due in the month preceding the termination or expiration of the Lease and shall otherwise be on the terms and conditions herein specified, except those provisions relating to the term and any options to extend or renew, which terms are expressly waived during any hold over. Furthermore, no holding over shall be deemed or construed to exercise any option to extend or renew this Lease in lieu of full and timely exercise of any such option as required hereunder.

35. SUCCESSORS AND ASSIGNS: The covenants and conditions herein contained shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of all the parties hereto; and all of the parties hereto shall be jointly and severally liable hereunder.

36. ESTOPPEL CERTIFICATES: Tenant shall at any time during the term of this Lease, upon not less than ten (10) business days prior written notice from Landlord, execute and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification) and the date to which the rent and other charges are paid in advance, if any, and acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder or specifying such defaults if they are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises. Tenant's failure to deliver such statement within such time shall be conclusive upon the Tenant that: (a) this Lease is in full force and effect, without modification except as may be represented by Landlord; (b) there are not uncured defaults in Landlord's performance.

37. OPTION TO EXTEND: Tenant shall have the option and right to extend the term of this Lease for two (2) separate additional and consecutive terms of option periods of five (5) years each, (each such period being referred to as the "Renewal Term") commencing with rent at ninety five percent (95%) of "Fair Market Value", as defined in paragraph 38 below, and subject to adjustment in accordance with paragraph 39 only under the following conditions precedent: (i) Tenant is not in default under the Lease and no event has occurred which but for the giving of notice or the passage of time would constitute an event of default hereunder, (ii) Tenant alone is in occupation of and is conducting the business in the whole of the Premises and Tenant, for itself and its successors and assigns, hereby expressly acknowledges and agrees that this Option to Extend is personal to Tenant and its affiliates; and (iii) and Tenant has delivered written notice by certified mail to Landlord not less than one hundred and twenty (120) days prior and not more than one hundred and eighty (180) days prior to the expiration of the then existing term of the Lease of Tenant's intention to extend the term of the Lease.

38. FAIR MARKET VALUE: For purposes of this Lease the term "Fair Market Value" shall mean the going market rental as of the date of commencement of each Renewal Term, for equivalent space in Santa Clara of similar age and construction, with improvements and equipment in similar condition and for a lessee proposing to sign a five (5) year lease and having financial qualifications similar to Tenant. The Parties agree that the 5% discount off the Fair Market Value reflects the savings to Landlord from not having to pay a brokerage commission or suffer any vacancy in connection with the renewal. It is further understood that in determining "Fair Market Value" the parties shall negotiate in good faith in order to reach agreement; and in the event the parties are unable to reach agreement, the matter shall be referred to arbitration by three (3) M.A.I. appraisers, experienced in the evaluation of similar rental properties in the County of Santa Clara, State of California. Landlord and Tenant shall each appoint one such arbitrator within thirty (30) days of a written request for arbitration from the other, and the two arbitrators so selected shall select a third arbitrator within fifteen (15) days after the selection of the second arbitrator. The determination of the three arbitrators shall be made by the vote of two (2) or more of the three arbitrators within thirty (30) days from the date of the appointment of the third arbitrator and shall be final for all purposes. The cost of arbitration shall be shared equally. In no event shall such "Fair Market Value" be less than the rental paid during the year immediately preceding the commencement of the current extension.

39. RENTAL ADJUSTMENTS DURING RENEWAL PERIODS: As noted above the initial rental rate for the first year of each Renewal Term shall be the "Fair Market Value" calculated in accordance with paragraph 38. The rent during each Renewal Term shall be subject to annual adjustments beginning the second year of each Renewal Term based on the Consumer Price Index Adjustment ("Adjustment"). The basis for computing the Adjustment shall be the U.S. Department of Labor, Bureau of Labor Statistic's Consumer Price Index for All Urban Consumers, All Items, 1982-84=100, for the San Francisco-Oakland-San Jose area, ("Index"). The Index most recently published preceding the commencement of each Renewal Term shall be considered the "Beginning Index". If the Index most recently published preceding the Adjustment Date ("Comparison Index") is greater than the Beginning Index, the monthly rent shall be increased by multiplying the monthly rent by a fraction, the numerator of which is the Comparison Index and the denominator of which is the Beginning Index. Notwithstanding any subsequent decrease in the Index, the new monthly rent shall never be less than the rent for the month immediately preceding the Adjustment Date. On adjustment of the monthly rent Landlord shall notify Tenant by letter stating the new monthly rent. If the Index base year is changed so that it differs from 1982-84=100, the Index shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics. If the Index is discontinued or revised during the Renewal Term, such other government index or computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the index had not been discontinued or revised.

4.0 OPTIONS: All Options provided Tenant in this Lease are personal and granted to original Tenant and its affiliates and are not exercisable by any third party should Tenant assign or sublet all or a portion of its rights under this Lease, unless Landlord consents to permit exercise of any option by any assignee or subtenant, in Landlord's sole discretion. In the event that Tenant hereunder has any multiple options to extend this Lease, a later option to extend the Lease cannot be exercised unless the prior option has been so exercised.

41. QUIET ENJOYMENT: Upon Tenant's faithful and timely performance of all the terms and covenants of the Lease, Tenant shall quietly have and hold the Premises for the term and any extensions thereof.

42. BROKERS: Landlord and Tenant each warrant and represent to the other party that each of them has had no dealings with any real estate broker, agent or finder in connection with the negotiation of this Lease except for Coldwell Banker, whose commission shall be paid by Landlord, and further, that neither party knows of any other real estate broker, agent or finder who is or might be entitled to a commission or fee in connection with this Lease. Landlord and Tenant each agree to indemnify and hold harmless the other party and its agents from and against any and all liabilities or expenses, including attorney's fees and costs, arising out of or in connection with claims made by any other broker or individual for commissions or fees resulting from Tenant's execution of this Lease.

43. LANDLORD'S LIABILITY: If Tenant should recover a money judgment against Landlord arising in connection with this Lease, the judgement shall be satisfied only out of Landlord's interest in the Project including the improvements and real property and neither Landlord or any of its partners shall be liable personally for any deficiency.

44.  AUTHORITY OF PARTIES:

     44.(a) CORPORATE AUTHORITY: If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation, in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the by-laws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms.

     44.(b) LIMITED PARTNERSHIPS: If the Landlord herein is a limited partnership, it is understood and agreed that any claims by Tenant on Landlord shall be limited to the assets of the limited partnership. And furthermore, Tenant expressly waives any and all rights to proceed against the individual partners or the officers, directors or shareholders of any corporate partner, except to the extent of their interest in said limited partnership.

45. TRANSPORTATION DEMAND MANAGEMENT REQUIREMENTS: Should a government agency or municipality require Landlord to institute TDM (Transportation Demand Management) facilities and/or program, Tenant hereby agrees that any ongoing costs or expenses associated with a TDM program, such as an on-site TDM coordinator, which are required for the Premises and not provided by Tenant shall be provided by Landlord with such costs being included as Additional Rent and reimbursed to Landlord by Tenant.

46. MISCELLANEOUS PROVISIONS: All rights and remedies hereunder are cumulative and not alternative to the extent permitted by law and are in addition to all other rights and remedies in law and in equity.

If any term or provision of this Lease is held unenforceable or invalid by a court of competent jurisdiction, the remainder of the Lease shall not be invalidated thereby but shall be enforceable in accordance with its terms, omitting the invalid or unenforceable term.

This lease shall be governed by and construed in accordance with California law.

Tenant shall not permit or condone any nuisance or disturbance of any kind on the Premises which unreasonably annoys or disturbs Landlord.

All sums due hereunder, including rent and additional rent, if not paid within ten (10) days of

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

when due, shall bear interest at the maximum rate permitted under California law accruing from the date due until the date paid to Landlord.

Time is of the essence hereunder.

The headings or titles to the paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part thereof. This instrument contains all of the agreements and conditions made between the parties hereto and may not be modified orally or in any other manner than by an agreement in writing signed by all of the parties hereto or their respective successors in interest.

If Tenant fails to perform any obligation required under this Lease or by law or governmental regulation, Landlord in its sole discretion may, with prior written notice to Tenant, perform such obligation, in which event Tenant shall pay Landlord as additional rent all sums paid by Landlord in connection with such substitute performance within ten (10) days following Landlord's written notice for such payment. Any delinquent sum shall bear interest at the maximum lawful contract rate permitted to be charged under California law.

Tenant acknowledges that neither Landlord or its affiliates or agents have made any agreements, representations, warranties or promises with respect to the demised Premises or the Building of which they are a part, or with respect to present or future rents, expenses, operations, tenancies or any other matter. Except as herein expressly set forth, Tenant relied on no statement of Landlord or its agents for that purpose.

All monetary sums due from Tenant to Landlord under this Lease shall be deemed to be rent.

IN WITNESS WHEREOF, Landlord and Tenant have executed these presents, the day and year first above written.

LANDLORD: SOBRATO INTERESTS                  TENANT: SYNERGY SEMICONDUCTOR, INC.

a California Limited Partnership             a California Corporation

          /s/ John M. Sobrato                         /s/ Kenneth G. Wolf
BY:___________________________________       BY:________________________________

      Trustee of the General Partner                   President and CEO
ITS:__________________________________       ITS:_______________________________

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